Exhibit 99.1

Deutsche Bank 2009 Hospitality & Gaming Conference March 2009

Safe Harbor In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC.

Ashford Overview Ample liquidity Proactive capital preservation No material short-term debt maturities Attractive floating-rate debt structure Diversification reduces risk

Liquidity & Capital Preservation Significant Cash on Hand • $242 million of unrestricted cash on hand as of 4Q '08 • Proactively drew down $250 million revolver Asset Sales in 2008 • Sold 10 properties for $437 million • Represents $133,000 per key • TTM 6.6% cap rate and 12.0x EBITDA multiple • Paid off $252 million of debt through property sales • Opportunity to 1) purge portfolio of non-core assets, (Radisson brands), 2) exit high capex properties (Hilton Lincoln Center), and 3) lock in capital gains (Hyatt Regency Anaheim) Property Refinancings • Completed refinancings despite difficult environment • Refinanced 6 properties in 2008 providing proceeds of $333 million at a blended spread of L + 275 bps • Recently refinanced Crystal Gateway Marriott for $60.8 million at L + 400 bps (net proceeds of $12 million)

Liquidity & Capital Preservation Strong Operating Margins • Hotel EBITDA margins declined only 110 bps while RevPAR declined 7.4% in 4Q '08 (for assets not under renovation) • Implemented full range of contingency plans • Corporate G&A cuts • Property manager affiliate is adept at cutting costs and preserving margins quickly • Proactive in discussions with brand operations and standards Prudent Capital Expenditures • 4Q '08 RevPAR penetration for assets not under renovation was 121.9% vs. 119.8% a year ago • $38 million of owner-funded capex planned for 2009 • ROI projects are on hold • Capital expenditures will be primarily for: - Life-safety - Mechanical - Projects already underway - Debt-financed projects • Working with brands to reduce PIP exposure

Minimal Exposure to Near-Term Maturities Weighted average debt maturity of 6 years (fully extended) Significant cushion in current financial covenants Recently amended credit facility Note: maturity dates without extensions 2009: $167m - extendable to 2012; $203m - extendable to 2011 2010: $29m - no extensions; $250m - extendable to 2012; $75m - no extensions; $55m - extendable to 2012 2011: $20m, $5m and $66m - no extensions; $119m - extendable to 2013 2009 2010 2011 2012 2013 Total 0 104 295 472 119 Clear 0 104 295 472 119 Note: Debt maturity schedule assumes extendable loans are extended and excludes JV debt. Initial maturity on the revolver is 2010, but is extendable for two additional years assuming covenants are met. * Floating rate debt test excludes the impact of the swap due to purchased caps Covenant Tests (as of 12/31/08) Covenant Tests (as of 12/31/08) Covenant Tests (as of 12/31/08) Test Actual Maximum leverage ratio 65.0% 57.0% Minimum fixed charge coverage ratio 1.25 1.72 Minimum tangible net worth $1,326m $1,614m Maximum % of floating rate indebtedness* 50.0% 9.7% Debt Maturities Through 2013 ($m)

Floating-Rate Debt is Advantageous AHT's Floating-Rate Debt Advantage • 97% of AHT's $2.8 billion of debt is floating-rate or swapped to floating-rate • Weighted average interest rate after swap of 3.37% assuming current 30-day LIBOR of 0.55% • For every 10 basis points decline in LIBOR, AHT saves approximately $875,000 on variable rate debt, and earns an additional $1.8 million of swap income up to a 0.75% LIBOR floor • LIBOR and hotel RevPAR are highly correlated

Select-service assets perform better in recessionary times 32% of AHT's TTM EBITDA is select-service(1) AHT geographic footprint mitigates market downturn risk AHT's portfolio is comprised of the strongest brands 88% of TTM EBITDA is from Hilton / Marriott(1) 98% of TTM EBITDA is from Hilton / Marriott / Starwood / Hyatt(1) Mezzanine lending income provides cushion AHT Diversity Reduces Risk As of 12/31/08

Ashford Overview Ample liquidity Proactive capital preservation No material short-term debt maturities Attractive floating-rate debt structure Diversification reduces risk

Deutsche Bank 2009 Hospitality & Gaming Conference March 2009